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                                                                   Exhibit 10.12

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of January 1, 1996, is entered into by and between Tandem Computers Incorporated ("Employer") and Kurt
L. Friedrich ("Executive"), to amend the prior employment agreement previously entered into between Employer and Executive on May 19, 1995 (the "Employment Agreement").

         Employer and Executive hereby agree that Section 2.01 of the Employment Agreement shall be amended to read as follows:

         "2.01 Period of Employment. The initial term of Executive's employment pursuant to this Agreement will commence on May 19, 1995 (the "Commencement Date") and, unless terminated at an earlier date in accordance with Section 5.01 of this Agreement, shall continue in effect until September 30, 1998 or as extended to a later date under Section 5.03(a) or 5.03(e) of this Agreement. The term of Executive's employment under the terms of this Agreement commencing on the Commencement Date and ending pursuant to the terms hereof is hereinafter referred to as the "Period of Employment." The initial Period of Employment under this Agreement shall be subject to extension in twelve month increments as follows. Prior to September 1 of each year during the Executive's Period of Employment, Employer may elect (which election shall be made in writing), in its sole discretion, to terminate Executive's employment on the third succeeding September 30. If no such election is made, the term of Executive's employment pursuant to the terms of this Agreement shall be automatically extended for an additional twelve month period, under the terms and conditions in effect at the time of such extension, or with such modifications as Employer and Executive may then agree."

         IN WITNESS WHEREOF, Employer and Executive have executed this Agreement as of the date set forth in the first paragraph hereof.

          EMPLOYER:             TANDEM COMPUTERS INCORPORATED



                                By:              /s/ THOMAS J. PERKINS
                                      -----------------------------------------
                                                   Thomas J. Perkins
                                                 Chairman of the Board



          EXECUTIVE:            By:              /s/ KURT L. FRIEDRICH
                                      -----------------------------------------
                                                   Kurt L. Friedrich
                                            Senior Vice President & General
                                          Manager, Systems Development Group
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                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of May 2, 1996, is entered into by and between Tandem Computers Incorporated ("Employer") and Kurt Friedrich ("Executive"), to amend the employment agreement previously entered into between Employer and Executive on May 19, 1995, as amended prior to the date hereof (the "Employment Agreement").

                  Employer and Executive hereby agree that the Employment Agreement shall be amended as follows:

1. Section 3(a) is amended to change Executive's title and position from Senior Vice President and General Manager, Systems Development to Senior Vice President and General Manager of NSK/NT Product Business Unit and Chief Technology Officer.

2.       Section 5.01(d) is amended to add the following provisions:

         (A) Executive will accept the new title and position identified in paragraph 1 above for a one year "trial period" through April 30, 1997. During this period the Chief Executive Officer of Employer will determine whether to offer to retain Executive in this position after April 30, 1997.

         (B) Executive will be entitled to terminate employment for "Good Reason" at any time between May 1 and July 31, 1997, due to the reduction which the new position identified in paragraph 1 above will represent from his current authorities, duties and responsibilities, whether or not Employer offers to retain Executive in this position after April 30, 1997. In such event, Executive will be entitled to receive all payments and benefits provided under Section 5.02(d).

3. Section 5.01(e) is amended to provide that Employer will not terminate the employment of Executive without "Cause" prior to May 1, 1997.

4. Section 5.02(d) (which applies in the event of termination of employment by Executive for Good Reason or by Employer without Cause) is amended to provide the following additional benefits:

         (A) If Employer decides to terminate Executive's employment without "Cause" prior to May 1, 1997, Employer will continue to employ Executive and to pay Executive's full compensation and benefits through April 30, 1997, and Executive's termination of employment will become effective on April 30, 1997.

         (B) Executive's rights under his outstanding stock options will be determined under the terms of the applicable plans and agreements, except that all of Executive's
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                  stock options which are vested at the time of his termination of employment will remain outstanding and may be exercised at any time on or before (i) the third anniversary of his termination of employment or (ii) the original expiration date of the applicable stock option, whichever occurs first.

         (C) If Executive remains in this position after July 31, 1997, Executive will no longer be entitled to terminate employment for "Good Reason" as a result of the change in Executive's title and position identified in paragraph 1 above.

         (D) Executive may terminate employment for "Good Reason" due to the change identified in paragraph 1 above at any time between November 1, 1996 and January 31, 1997, and in such event will be entitled to receive one-third (1/3) of the payments and benefits provided under Section 5.02(d).

         (E) Executive may terminate employment for "Good Reason" due to the change identified in paragraph 1 above at any time between February 1 and April 30, 1997, and in such event will be entitled to receive two-thirds (2/3) of the payments and benefits provided under Section 5.02(d).

         (F) Executive may not terminate employment for "Good Reason" due to the change identified in paragraph 1 above at any time prior to November 1, 1996. In the event of any such termination of employment by Executive prior to November 1, 1996, Executive will not be entitled to receive any of the payments and benefits provided under Section 5.02(d).

         (G) Executive will retain the right to terminate employment for "Good Reason" in the future under Section 5.01(d) for reasons other than the change in Executive's title and position identified in paragraph 1 above.

                  IN WITNESS WHEREOF, Employer and Executive have executed this Agreement as of the date set forth in the first paragraph hereof.

         EMPLOYER:          TANDEM COMPUTERS INCORPORATED


                            By:                      /s/ ROEL PIEPER
                                             -----------------------------------
                                                       Roel Pieper
                                                 Chief Executive Officer


         EXECUTIVE:                                /s/ KURT FRIEDRICH
                                             -----------------------------------
                                                     Kurt Friedrich

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